Exhibit 99.1
Mannatech Announces Appointment of James Clavijo as Chief Financial Officer

FLOWER MOUND, Texas - July 1, 2024 - Mannatech, Incorporated (NASDAQ: MTEX) announced that the Board of Directors appointed James Clavijo as Chief Financial Officer of Mannatech Incorporated (the "Company") effective July 1, 2024.

James Clavijo brings over 25 years of experience in executive, finance, and accounting activities. He has served as CFO for biotech, medical technology, and pharmaceutical companies, including Longeveron (NASDAQ: LVGN), Guided Therapeutics (OTC: GTHP), Aeterna Zentaris (NASDAQ: AEZS), and Tri-source Pharma. Mr. Clavijo has led and advised companies with strategic plans for pharmaceutical commercialization and manufacturing, has negotiated licensing and drug development agreements, and he has advised companies with complex restructurings, mergers, acquisitions, capital market transactions, and system implementations. Mr. Clavijo served as an Officer in the U.S. Army for 13 years in active and reserve duty. He holds a BA in Chemistry (PreMed) from the University of Florida, a BA in Accounting from the University of Nebraska, and a master's in accounting from Florida International University. Mr. Clavijo was licensed as a CPA in Florida from 2000-2011.

As previously announced, Landen Fredrick, the Company’s Chief Executive Officer, has been serving as interim CFO for the Company since January 2024. Mr. Fredrick will relinquish the responsibilities to Mr. Clavijo as he focuses on oversight of the senior executive team and the team of general managers over our international markets, driving operational excellence and executing the Company’s strategic initiatives. Mr. Fredrick said, “the Company engaged in an extensive search for a qualified financial expert to oversee the Company's global finance organization as we strive to create shareholder value. We are pleased to welcome James Clavijo to Mannatech."

About Mannatech:
Mannatech is a leading global health and wellness company committed to empowering everyone to live their best life through cutting-edge, science-backed nutritional products, patented technology, and a rewarding business opportunity. With operations in 25 markets†, Mannatech helps people to live healthier, more fulfilling lives while making a positive social impact in the world. Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com.

†Mannatech operates in China under a cross-border e-commerce platform that is separate from its network marketing model.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” "hope," “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals, or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech's business, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:
Erin Barta
General Counsel and Corporate Secretary
214.724.3378

ir@mannatech.com
www.mannatech.com